UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2011

AETHLON MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

8910 University Center Lane, Suite 660 San Diego, California (Address of principal executive offices)	92122 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

              This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings the words "anticipate, "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 23, 2011, Aethlon Medical, Inc. (the “Registrant”) entered into a Subscription Agreement among the Registrant and two accredited investors (the “Purchasers”)  providing for the issuance and sale of convertible promissory notes and corresponding warrants in the aggregate principal amount of $244,000.  The closing under the Subscription Agreement resulted in the issuance and sale by the Registrant of (i) convertible promissory notes in the aggregate principal amount of $244,000, (ii) five-year warrants to purchase an aggregate of 3,485,714 shares of the Registrant’s common stock at an exercise price of $0.10 per share.  The convertible promissory notes bear interest compounded monthly at the annual rate of ten percent (10%) and mature on September 23, 2012.  The aggregate gross cash proceeds to the Registrant were $200,000, the balance of the principal amount representing a due diligence fee and an original issuance discount. The convertible promissory notes are convertible at the option of the holders into shares of common stock of the Registrant initially at a price per share equal to seven cents, provided that if certain milestones as described in the notes are not achieved by the Company, the conversion price will be reduced to eighty percent (80%) of the average of the three lowest closing bid prices of the common stock as reported by Bloomberg L.P. for ten (10) trading days preceding the Conversion Date.  Subject to adjustments as described in the notes, the conversion price may not be more than seven cents.  There are no registration requirements with respect to the shares of common stock underlying the notes or the warrants.

The foregoing description of the Subscription Agreement, the promissory notes and the warrants does not purport to be complete and is qualified in its entirety by the form of warrant attached hereto as Exhibits 4.1, the form of Subscription Agreement attached hereto as Exhibit 10.1, and the form of promissory note attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OF A REGISTRANT.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) EXHIBITS

EXHIBIT NO.	DESCRIPTION
4.1	Form of Common Stock Purchase Warrant
10.1	Form of Subscription Agreement
10.2	Form of Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James A. Joyce
James A. Joyce
Dated: September 28, 2011	Chief Executive Officer